UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 26, 2018

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.             Other Events

Second Quarter 2018 Results

Summary

On July 18, 2018, SL Green Realty Corp. (the “Company”) reported net income attributable to common stockholders for the quarter ended June 30, 2018 of $103.6 million, or $1.19 per share (diluted), as compared to net income attributable to common stockholders of $8.2 million, or $0.08 per share (diluted), for the same quarter in 2017. Net income attributable to common stockholders for the three months ended June 30, 2018 includes $57.2 million, or $0.62 per share (diluted), of net gains recognized from the sale of real estate as compared to $9.3 million, or $0.09 per share (diluted), for the same period in 2017.

The Company also reported net income attributable to common stockholders for the six months ended June 30, 2018 of $205.3 million, or $2.31 per share (diluted), as compared to net income attributable to common stockholders of $19.6 million, or $0.19 per share (diluted), for the same period in 2017. Net income attributable to common stockholders for the six months ended June 30, 2018 includes $74.3 million, or $0.79 per share (diluted), of net gains recognized from the sale of real estate as compared to $11.9 million, or $0.11 per share (diluted), for the same period in 2017.

The Company reported funds from operations, or FFO, for the quarter ended June 30, 2018 of $155.6 million, or $1.69 per share (diluted), as compared to FFO for the same period in 2017 of $186.8 million, or $1.78 per share (diluted). FFO for the second quarter of 2017 included $9.4 million, or $0.09 per share (diluted), of previously unrecognized income on the Company’s preferred equity investment in 885 Third Avenue and $10.3 million, or $0.10 per share (diluted), of net fees related to the closing of the One Vanderbilt joint venture.

The Company also reported FFO for the six months ended June 30, 2018 of $313.3 million, or $3.34 per share (diluted), as compared to FFO for the same period in 2017 of $352.7 million, or $3.36 per share (diluted).

For the quarter ended June 30, 2018, the Company reported consolidated revenues and operating income of $301.1 million and $172.6 million, respectively, compared to $398.2 million and $237.2 million, respectively, for the same period in 2017.

Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 8.0% for the quarter ended June 30, 2018, or 8.1%, excluding lease termination income. For the quarter, consolidated property same-store cash NOI increased by 4.0% to $128.0 million, or 4.1% to $127.4 million, excluding lease termination income, while unconsolidated joint venture property same-store cash NOI increased by 17.8% to $58.7 million. No lease termination income was recognized in unconsolidated joint venture property same-store cash NOI during the quarter.

Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 7.8% for the six months ended June 30, 2018, or 6.9%, excluding lease termination income, as compared to the same period in 2017. For the six months ended June 30, 2018, consolidated property same-store cash NOI increased by 4.3% to $255.2 million, or 3.0% to $251.0 million, excluding lease termination income, while unconsolidated joint venture property same-store cash NOI increased by 16.4% to $114.8 million. No lease termination income was recognized in unconsolidated joint venture property same-store cash NOI during the six months ended June 30, 2018.

In the second quarter, the Company signed 58 office leases in its Manhattan portfolio totaling 565,914 square feet. Forty-two leases comprising 322,937 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $66.90 per rentable square foot, representing a 5.2% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the second quarter was 8.4 years and average tenant concessions were 3.2 months of free rent with a tenant improvement allowance of $64.63 per rentable square foot.

During the first six months of 2018, the Company signed 86 office leases in its Manhattan portfolio totaling 941,727 square feet. Sixty-one leases comprising 480,112 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $73.11 per rentable square foot, representing a 7.1% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first six months of 2018 was 8.9 years and average tenant concessions were 4.8 months of free rent with a tenant improvement allowance of $70.19 per rentable square foot.

Occupancy in the Company’s Manhattan same-store portfolio was 95.9% as of June 30, 2018, inclusive of 557,637 square feet of leases signed but not yet commenced, as compared to 95.5% at March 31, 2018 and 94.7% at June 30, 2017.

In the second quarter, the Company signed 13 office leases in its Suburban portfolio totaling 45,224 square feet. Ten leases comprising 35,832 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $38.13 per rentable square foot, representing a 4.9% decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the second quarter was 6.0 years and average tenant concessions were 5.5 months of free rent with a tenant improvement allowance of $10.95 per rentable square foot.

During the first six months of 2018, the Company signed 32 office leases in its Suburban portfolio totaling 202,709 square feet. Twenty-one leases comprising 61,376 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $36.05 per rentable square foot, representing a 2.6% decrease over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first six months of 2018 was 8.0 years and average tenant concessions were 8.6 months of free rent with a tenant improvement allowance of $24.94 per rentable square foot.

Occupancy in the Company’s Suburban same-store portfolio was 87.2% as of June 30, 2018, inclusive of 5,732 square feet of leases signed but not yet commenced, as compared to 87.6% at March 31, 2018 and 86.2% as of June 30, 2017.

Significant leases that were signed in the second quarter included:

•                  New lease with McDermott Will & Emery LLP for 105,539 square feet at One Vanderbilt Avenue, for 20.0 years;

•                  New lease with Syska Hennessy Group, Inc. for 55,016 square feet at 1185 Avenue of the Americas, for 10.3 years;

•                  Renewal with Canon Solutions America, Inc. for 33,766 square feet at 125 Park Avenue, for 10.6 years;

•                  New lease with Puma North America, Inc. for 24,000 square feet at 609 Fifth Avenue, for 16.0 years;

•                  New lease with Milburn Ridgefield Corporation for 22,523 square feet at 55 West 46th Street, known as Tower 46, for 10.5 years;

•                  New lease with TravelClick, Inc. for 22,518 square feet at 55 West 46th Street, known as Tower 46, for 10.3 years;

•                  New lease with United Refining, Inc. for 20,010 square feet at 800 Third Avenue, for 10.3 years; and

•                  New lease with Coty, Inc. for 10,040 square feet at 719 Seventh Avenue, known as 30 Times Square, for 10.4 years.

Marketing, general and administrative, or MG&A, expense for the three months ended June 30, 2018 was $22.5 million, or 5.1% of total combined revenues and 47 basis points of total assets, including our share of assets from unconsolidated joint ventures.

Investment Activity

During the quarter, the Company announced that its Board of Directors had authorized a $500 million increase to the size of its share repurchase program, bringing the program total to $2.0 billion. To date, the Company has acquired 15.6 million shares of its common stock under the program at an average price of $99.58 per share, allowing the Company to save approximately $50.8 million of common dividends on an annualized basis.

In July, the Company closed on the sale of substantially all of its interest in 724 Fifth Avenue to its joint venture partner. In addition, the Company was redeemed on its investment in 720 Fifth Avenue, and partially repaid on another partnership loan. The transactions generated net proceeds of $85.6 million.

In July, the Company closed on the previously announced sale of Reckson Executive Park, which consists of six Class-A office buildings totaling 540,000 square-feet located at 1-6 International Drive in Rye Brook, New York, for a sale price of $55.0 million. The transaction generated net proceeds of $53.2 million.

In June, the Company closed on the previously announced sale of 635 Madison Avenue for a sale price of $153.0 million. The transaction generated net proceeds of $141.7 million.

In June, the Company closed on the previously announced sale of its 11.7% interest in Jericho Plaza, two office buildings totaling 640,000 square-feet located in Jericho, New York, for a gross asset valuation of $117.4 million. The transaction generated net proceeds of $4.1 million.

In May, the Company took ownership of the leasehold interest at 2 Herald Square following the foreclosure of the asset. The Company also reached an agreement to joint venture the asset with an Israeli-based institutional investor.

In May, the Company, along with our joint venture partner, Ivanhoe Cambridge, closed on the sale of the leasehold office condominium at 1745 Broadway, at a sale price of $633 million, or $939 per square foot. The transaction generated net proceeds of $126.9 million and the Company recognized a gain on sale of $52.0 million.

In May, the Company closed on the previously announced sale of 115-117 Stevens Avenue, which consists of two office buildings totaling 178,000 square-feet located in Valhalla, New York, for a sale price of $12.0 million. The transaction generated net proceeds of $11.0 million.

Debt and Preferred Equity Investment Activity

The carrying value of the Company’s debt and preferred equity investment portfolio increased to $2.36 billion at June 30, 2018, including $2.17 billion of investments at a weighted average current yield of 8.8% that are classified in the debt and preferred equity line item on the balance sheet, and investments aggregating $0.19 billion at a weighted average current yield of 10.6% that are included in other balance sheet line items for accounting purposes.

During the second quarter, the Company originated or acquired new debt and preferred equity investments totaling $541.0 million, all of which was retained and $477.9 million of which was funded. New mortgage investments totaled $280.0 million, all of which was retained and $257.7 million of which was funded, at a weighted average current yield of 7.1% and a weighted average levered yield of 9.1%, after taking into consideration $120.6 million drawn on the Company’s mortgage financing facility. New subordinate debt and preferred equity investments totaled $261.0 million, all of which was retained and $220.1 million of which was funded, at a weighted average yield of 9.9%.

Dividends

In the second quarter of 2018, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•                  $0.8125 per share of common stock, which was paid on July 16, 2018 to shareholders of record on the close of business on June 29, 2018; and

•                  $0.40625 per share on the Company’s 6.50% Series I Cumulative Redeemable Preferred Stock for the period April 15, 2018 through and including July 14, 2018, which was paid on July 16, 2018 to shareholders of record on the close of business on June 29, 2018, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized non-GAAP measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, debt restructurings and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.

Net Operating Income (NOI) and Cash NOI

NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is calculated by subtracting free rent (net of amortization), straight-line rent, FAS 141 rental income from NOI, while adding ground lease straight-line adjustment and the allowance for straight-line tenant credit loss.

The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

SL GREEN REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Rental revenue, net	$211,369	$279,407	$426,738	$560,736
Escalation and reimbursement	27,052	42,620	53,451	86,812
Investment income	49,273	60,622	94,563	100,921
Other income	13,422	15,501	28,059	27,062
Total revenues	301,116	398,150	602,811	775,531
Expenses:
Operating expenses, including related party expenses $4,665 and $8,499 in 2018 and $5,262 and $9,436 in 2017.	56,237	70,852	116,019	145,358
Real estate taxes	45,322	60,945	90,983	122,013
Ground rent	8,846	8,308	17,154	16,616
Interest expense, net of interest income	53,611	64,856	101,527	130,478
Amortization of deferred financing costs	3,546	3,432	7,083	8,193
Depreciation and amortization	67,914	133,054	137,302	227,188
Transaction related costs	348	46	510	179
Marketing, general and administrative	22,479	24,256	46,007	48,399
Total expenses	258,303	365,749	516,585	698,424
Net income before equity in net income from unconsolidated joint ventures, equity in net gain on sale of interest in unconsolidated joint venture/real estate, purchase price and other fair value adjustments, (loss) gain on sale of real estate net, depreciable real estate reserves, and gain on sale of marketable securities	42,813	32,401	86,226	77,107
Equity in net income from unconsolidated joint ventures	4,702	3,412	8,738	10,026
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	72,025	13,089	65,585	15,136
Purchase price and other fair value adjustment	11,149	—	60,442	—
(Loss) gain on sale of real estate, net	(14,790)	(3,823)	8,731	(3,256)
Depreciable real estate reserves	—	(29,064)	—	(85,336)
Gain on sale of marketable securities	—	—	—	3,262
Net income	115,899	16,015	229,722	16,939
Net income attributable to noncontrolling interests in the Operating Partnership	(5,586)	(419)	(10,858)	(895)
Net (income) loss attributable to noncontrolling interests in other partnerships	(173)	(786)	(371)	16,705
Preferred unit distributions	(2,847)	(2,851)	(5,696)	(5,701)
Net income attributable to SL Green	107,293	11,959	212,797	27,048
Perpetual preferred stock dividends	(3,737)	(3,737)	(7,475)	(7,475)
Net income attributable to SL Green common stockholders	$103,556	$8,222	$205,322	$19,573

Earnings Per Share (EPS)
Net income per share (Basic)	$1.19	$0.08	$2.31	$0.20
Net income per share (Diluted)	$1.19	$0.08	$2.31	$0.19

Funds From Operations (FFO)
FFO per share (Basic)	$1.69	$1.79	$3.35	$3.36
FFO per share (Diluted)	$1.69	$1.78	$3.34	$3.36

Basic ownership interest
Weighted average REIT common shares for net income per share	87,176	99,900	88,772	100,268
Weighted average partnership units held by noncontrolling interests	4,706	4,562	4,695	4,584
Basic weighted average shares and units outstanding	91,882	104,462	93,467	104,852

Diluted ownership interest
Weighted average REIT common share and common share equivalents	87,377	100,170	88,972	100,556
Weighted average partnership units held by noncontrolling interests	4,706	4,562	4,695	4,584
Diluted weighted average shares and units outstanding	92,083	104,732	93,667	105,140

SL GREEN REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,893,047	$2,357,051
Building and improvements	5,225,431	6,351,012
Building leasehold and improvements	1,423,994	1,450,614
Properties under capital lease	47,445	47,445
	8,589,917	10,206,122
Less accumulated depreciation	(1,994,696)	(2,300,116)
	6,595,221	7,906,006
Assets held for sale	593,995	338,354
Cash and cash equivalents	287,240	127,888
Restricted cash	92,740	122,138
Investment in marketable securities	28,570	28,579
Tenant and other receivables, net of allowance of $16,558 and $18,637 in 2018 and 2017, respectively	47,482	57,644
Related party receivables	27,854	23,039
Deferred rents receivable, net of allowance of $15,776 and $17,207 in 2018 and 2017, respectively	322,656	365,337
Debt and preferred equity investments, net of discounts and deferred origination fees of $23,216 and $25,507 in 2018 and 2017, respectively	2,168,515	2,114,041
Investments in unconsolidated joint ventures	3,059,985	2,362,989
Deferred costs, net	198,941	226,201
Other assets	290,729	310,688
Total assets	$13,713,928	$13,982,904

Liabilities
Mortgages and other loans payable	$2,538,696	$2,865,991
Revolving credit facility	360,000	40,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,404,203	1,404,605
Deferred financing costs, net	(45,488)	(56,690)
Total debt, net of deferred financing costs	5,757,411	5,753,906
Accrued interest payable	26,104	38,142
Accounts payable and accrued expenses	140,739	137,142
Deferred revenue	95,756	208,119
Capitalized lease obligations	43,221	42,843
Deferred land leases payable	3,567	3,239
Dividend and distributions payable	79,518	85,138
Security deposits	63,872	67,927
Liabilities related to assets held for sale	265,538	4,074
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	108,151	189,231
Total liabilities	6,683,877	6,629,761

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	486,610	461,954
Preferred units	301,385	301,735

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both June 30, 2018 and December 31, 2017	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 86,780 and 93,858 issued and outstanding at June 30, 2018 and December 31, 2017, respectively (including 1,055 held in Treasury at June 30, 2018 and December 31, 2017)	868	939
Additional paid-in capital	4,601,608	4,968,338
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive income	32,622	18,604
Retained earnings	1,457,835	1,139,329
Total SL Green Realty Corp. stockholders’ equity	6,190,816	6,225,093
Noncontrolling interests in other partnerships	51,240	364,361
Total equity	6,242,056	6,589,454
Total liabilities and equity	$13,713,928	$13,982,904

SL GREEN REALTY CORP.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Funds From Operations (FFO) Reconciliation:	2018	2017	2018	2017

Net income attributable to SL Green common stockholders	$103,556	$8,222	$205,322	$19,573
Add:
Depreciation and amortization	67,914	133,054	137,302	227,188
Joint venture depreciation and noncontrolling interest adjustments	47,308	25,086	95,314	49,419
Net income (loss) attributable to noncontrolling interests	5,759	1,205	11,229	(15,810)
Less:
(Loss) gain on sale of real estate, net	(14,790)	(3,823)	8,731	(3,256)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	72,025	13,089	65,585	15,136
Purchase price and other fair value adjustments	11,149	—	60,442	—
Depreciable real estate reserve	—	(29,064)	—	(85,336)
Depreciation on non-rental real estate assets	584	564	1,150	1,080
FFO attributable to SL Green common stockholders	$155,569	$186,801	$313,259	$352,746

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Operating income and Same-store NOI Reconciliation:	2018	2017	2018	2017

Net income	$115,899	$16,015	$229,722	$16,939
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	(72,025)	(13,089)	(65,585)	(15,136)
Purchase price and other fair value adjustments	(11,149)	—	(60,442)	—
Loss (gain) on sale of real estate, net	14,790	3,823	(8,731)	3,256
Depreciable real estate reserves	—	29,064	—	85,336
Gain on sale of marketable securities	—	—	—	(3,262)
Depreciation and amortization	67,914	133,054	137,302	227,188
Interest expense, net of interest income	53,611	64,856	101,527	130,478
Amortization of deferred financing costs	3,546	3,432	7,083	8,193
Operating income	172,586	237,155	340,876	452,992

Equity in net income from unconsolidated joint ventures	(4,702)	(3,412)	(8,738)	(10,026)
Marketing, general and administrative expense	22,479	24,256	46,007	48,399
Transaction related costs, net	348	46	510	179
Investment income	(49,273)	(60,622)	(94,563)	(100,921)
Non-building revenue	(9,397)	(6,571)	(14,176)	(4,937)
Net operating income (NOI)	132,041	190,852	269,916	385,686

Equity in net income from unconsolidated joint ventures	4,702	3,412	8,738	10,026
SLG share of unconsolidated JV depreciation and amortization	47,565	31,286	95,184	62,501
SLG share of unconsolidated JV interest expense, net of interest income	36,670	22,876	72,450	43,969
SLG share of unconsolidated JV amortization of deferred financing costs	1,752	2,314	3,425	4,935
SLG share of unconsolidated JV loss on early extinguishment of debt	—	—	—	—
SLG share of unconsolidated JV transaction related costs	—	56	—	110
SLG share of unconsolidated JV investment income	(1,708)	(3,916)	(4,794)	(8,746)
SLG share of unconsolidated JV non-building revenue	(1,147)	(950)	(2,148)	(7,179)
NOI including SLG share of unconsolidated JVs	219,875	245,930	442,771	491,302

NOI from other properties/affiliates	(26,009)	(57,631)	(57,138)	(114,927)
Same-Store NOI	193,866	188,299	385,633	376,375

Ground lease straight-line adjustment	524	524	1,048	1,048
Joint Venture ground lease straight-line adjustment	258	277	640	562
Straight-line and free rent	(1,474)	(6,625)	(3,563)	(14,673)
Rental income - FAS 141	(1,238)	(1,121)	(2,921)	(2,315)
Joint Venture straight-line and free rent	(4,052)	(5,163)	(8,411)	(10,672)
Joint Venture rental income - FAS 141	(1,261)	(3,320)	(2,443)	(7,013)
Same-store cash NOI	$186,623	$172,871	$369,983	$343,312

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ Matthew J. DiLiberto
Matthew J. DiLiberto
Chief Financial Officer

Date: July 26, 2018